UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements as of September 30, 1998, for the year ended December 31, 1997, for the nine months ended September 30, 1998 and the twelve months ended September 30, 1998 ("the Pro Forma Financial Statements") have been derived by the application of pro forma adjustments to the combination of the historical financial statements of each of Holmes Products Corp. ("Holmes") and The Rival Company ("Rival").

     The pro forma combined condensed balance sheet assumes that the Transactions (as defined below) took place September 30, 1998 and combines Holmes' unaudited September 30, 1998 balance sheet and Rival's unaudited September 30, 1998 balance sheet. The pro forma combined condensed statements of operations assume that the Transactions and the 1997 Transactions (as defined below) took place as of January 1, 1997 and combine Holmes' statement of operations for the year ended December 31, 1997, unaudited nine months ended September 30, 1998 and the unaudited twelve months ended September 30, 1998 and Rival's unaudited statement of operations for the year ended December 31, 1997, unaudited nine months ended September 30, 1998 and unaudited twelve months ended September 30, 1998, respectively. The pro forma combined condensed statements of operations also reflect employment and management agreements entered into in conjunction with the 1997 Transactions.

     The Pro Forma Financial Statements do not purport to represent what Holmes' financial position or results of operations would have actually been had the Transactions and the 1997 Transactions in fact occurred on such dates, or to project results of operations for any future period. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of each of Holmes and Rival, including the notes thereto.

     The "1997 Transactions" consist of (1) the November 1997 leveraged recapitalization of Holmes in which affiliates of Berkshire Partners, LLC, certain members of Holmes senior management and certain other investors made an equity investment in Holmes, the proceeds of which, together with the proceeds of a $105 million offering of Senior Subordinated Notes (the "Existing Notes"), borrowings under Holmes' existing credit facility (the "Existing Credit Facility") and available cash, were used to redeem a portion of the common stock held by Holmes' prior majority owner, to repay certain outstanding indebtedness and to pay fees and expenses of the recapitalization; and (2) the May and June 1997 repurchase by Holmes of the 30% minority interest held by certain stockholders in one of Holmes' subsidiaries for a total of $900,000.

     The "Transactions" consist of the issuance by Holmes of $31,250,000 principal amount of new Senior Subordinated Notes (the "Notes"), the receipt of the proceeds from the sale of $50,000,000 of Holmes' common stock (the "Equity Commitment"), initial borrowings under Holmes' new $325,000,000 senior credit facility (the "Credit Facility"), the acquisition of Rival by Holmes (the "Acquisition"), the refinancing of Rival's existing indebtedness, the refinancing of outstanding borrowings under the Existing Credit Facility and the payment of fees and expenses of the Transactions.

                             HOLMES PRODUCTS CORP.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998
                        (in thousands except par value)




                                                                                          Adjustments
                                                   Holmes          Rival      ----------------------------------
                                               September 30,   September 30,      Financing       Acquisition        Pro
                                                  1998(1)         1998(1)        Adjustments      Adjustments       Forma
                                              --------------- --------------- ----------------- ---------------- -----------
Assets
 Current assets:
   Cash and cash equivalents ................    $   5,738       $  1,209        $291,975(2)     $(291,975)(2)    $   6,947
   Accounts receivable ......................       39,632         73,837              --               --          113,469
   Inventories ..............................       57,114        113,008              --            9,720 (4)      179,842
   Prepaid expenses and other
    current assets ..........................        1,637          2,044              --            3,291 (4)        6,972
   Deferred income taxes ....................        4,651          2,361              --           (2,361)(4)        4,651
                                                 ---------       --------        --------        ---------        ---------
                                                   108,772        192,459         291,975         (281,325)         311,881
   Property, plant & equipment ..............       17,950         37,606              --               --           55,556
   Deferred income taxes ....................          638             --              --               --              638
   Goodwill .................................           --         59,859              --           23,895 (4)       83,754
   Deposits and other assets ................        2,397         10,004              --             (229)(4)       12,172
   Debt issuance costs, net .................        9,437             --          12,000 (2)           --           20,299
                                                                                   (1,138)(3)
                                                 ---------       --------        --------        ---------        ---------
                                                 $ 139,194       $299,928        $302,837        $(257,659)       $ 484,300
                                                 =========       ========        ========        =========        =========
Liabilities and Stockholders' Equity
 Current liabilities:
   Notes payable to bank ....................    $      --       $ 66,335        $     --        $ (66,335)(2)    $      --
   Current portion of long-term debt ........           --          6,000           1,063 (2)       (6,000)(2)        1,063
   Current portion of capital leases ........          584             --              --               --              584
   Accounts payable .........................       16,593         19,823              --               --           36,416
   Accrued expenses .........................       14,580         13,894             (54)(2)        2,620 (4)       31,040
   Deferred tax liabilities .................           --             --              --            1,527 (4)        1,527
   Accrued income taxes .....................        2,074             --            (455)(3)           --            1,619
                                                 ---------       --------        --------        ---------        ---------
                                                    33,831        106,052             554          (68,188)          72,249
   Capital lease obligations ................          320             --              --               --              320
   Line of credit ...........................       19,500             --         (19,500)(2)           --               --
   Long-term debt (less current
    portion) ................................      105,000         78,000         272,466 (2)      (78,000)(2)      377,466
   Other liabilities and deferred
    income tax ..............................           --          5,085              --             (680)(4)        4,405
                                                 ---------       --------        --------        ---------        ---------
                                                   158,651        189,137         253,520         (146,868)         454,440
   Commitments & contingencies ..............           --             --              --               --               --
 Stockholders' equity:
   Common stock, $.001 par ..................           10             --              50 (2)           --               60
   Common stock, $.01 par ...................           --             98              --              (98)(5)           --
   Paid in capital ..........................       16,985         45,972          49,950 (2)      (45,972)(5)       66,935
   Treasury stock, at cost ..................      (62,058)        (6,952)             --            6,952 (5)      (62,058)
   Retained earnings ........................       25,606         71,673            (683)(3)      (71,673)(5)       24,923
                                                 ---------       --------        --------        ---------        ---------
   Total stockholders' equity (deficit) .....      (19,457)       110,791          49,317         (110,791)          29,860
                                                 ---------       --------        --------        ---------        ---------
                                                 $ 139,194       $299,928        $302,837        $(257,659)       $ 484,300
                                                 =========       ========        ========        =========        =========

                       NOTES TO THE UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET
                                 (in thousands)


Basis of Presentation


(1) The pro forma combined condensed balance sheet assumes that the Transactions took place September 30, 1998 and combines Holmes' unaudited September 30, 1998 balance sheet and Rival's unaudited September 30, 1998 balance sheet.


Pro Forma Adjustments


(2) Reflects the issuance of the Notes, initial borrowings under the Credit Facility, the funding of the Equity Commitment, the repayment of the Existing Credit Facility and all of Rival's indebtedness and the related adjustments to cash assuming consummation of the Transactions as of September 30, 1998, computed as follows:


                                                                        Financing    Acquisition     Total
                                                                       -----------   -----------    ----------
    Sources of Funds:
    Initial borrowings under Credit Facility -- long-term ..........    $242,466     $      --      $ 242,466
    Initial borrowings under Credit Facility -- short-term .........       1,063            --          1,063
    Issuance of the Notes ..........................................      30,000            --         30,000
    Issuance of common stock .......................................      50,000            --         50,000
                                                                        --------     ---------      ---------
                                                                         323,529            --        323,529
                                                                        --------     ---------      ---------
    Uses of Funds:
    Repayment of existing Rival credit facility ....................          --       (66,335)       (66,335)
    Repayment of existing Rival notes -- long-term .................          --       (78,000)       (78,000)
    Repayment of existing Rival notes -- short-term ................          --        (6,000)        (6,000)
    Repayment of the Existing Credit Facility ......................     (19,500)           --        (19,500)
    Redemption of Rival common stock ...............................          --      (127,785)      (127,785)
    Redemption of certain Rival options ............................          --        (1,575)        (1,575)
    Prepayment premium on Rival debt ...............................          --        (8,000)        (8,000)
    Accrued interest at September 30, 1998 .........................         (54)       (2,280)        (2,334)
    Estimated fees and expenses ....................................     (12,000)       (2,000)       (14,000)
                                                                        --------     ---------      ---------
                                                                         (31,554)     (291,975)      (323,529)
                                                                        --------     ---------      ---------
    Net adjustment to cash .........................................    $291,975     $(291,975)     $      --
                                                                        ========     =========      =========

     Short-term debt incurred under the Credit Facility is comprised of $875 on Term Loan A and $188 on Term Loan B, which are the total of quarterly payments due under the Credit Facility within one year of September 30, 1998.



(3) Reflects the write-off of $683 of debt issuance costs, net of $455 tax benefit, related to the Holmes debt extinguished in connection with the Transactions. This amount has not been included in the pro forma combined condensed statements of operations due to its extraordinary nature.


(4) Reflects management's preliminary allocation of purchase price for the Acquisition in accordance with the purchase method of accounting, as follows:


   Purchase price:

    Cash used to purchase shares and options .........    $129,360
    Retirement of Rival indebtedness .................     150,335
    Prepayment premium on debt .......................       8,000
    Accrued interest on debt .........................       2,280
    Estimated fees and expenses ......................       2,000
                                                          --------
                                                          $291,975
                                                          ========

                                                               Rival
                                                           September 30,                           Pro
                                                                1998           Adjustments         Forma
                                                          ---------------      ------------     -----------
    Cash and cash equivalents .........................       $  1,209         $      --         $  1,209
    Accounts receivable ...............................         73,837                --           73,837
    Inventories .......................................        113,008             9,720 (a)      122,728
    Deferred income taxes .............................          2,361            (2,361)(b)           --
    Prepaid expenses and other current assets .........          2,044             3,291 (c)        5,335
                                                              --------         ---------         --------
      Total current assets ............................        192,459            10,650          203,109

    Property, plant & equipment .......................         37,606                --           37,606
    Deferred income taxes .............................          3,606                --            3,606
    Deposits and other assets .........................          6,398              (229)(d)        6,169
    Goodwill ..........................................         59,859            23,895 (e)       83,754
                                                              --------         ---------         --------
      Total assets ....................................        299,928            34,316          334,244

    Current portion of long-term debt .................         72,335           (72,335)(f)           --
    Accounts payable ..................................         19,823                --           19,823
    Accrued expenses ..................................         13,894            (2,280)(g)       16,514
                                                                    --             4,900 (h)           --
    Deferred tax liabilities ..........................             --             1,527 (i)        1,527
                                                              --------         ---------         --------
      Total current liabilities .......................        106,052           (68,188)          37,864
    Long-term debt (less current portion) .............         78,000           (78,000)(f)           --
    Other liabilities and deferred income tax .........          5,085              (680)(j)        4,405
                                                              --------         ---------         --------
      Total liabilities ...............................        189,137          (146,868)          42,269
                                                              --------         ---------         --------
      Net assets acquired .............................       $110,791         $ 181,184         $291,975
                                                              ========         =========         ========

     (a) Reflects the increase in inventories to estimated fair value based on preliminary purchase price allocation and elimination of the LIFO reserve. This write-up will result in a non-recurring charge to the Company in the year subsequent to the Acquisition.



         Elimination of LIFO reserve ................................    $6,090
         Increase in inventories to their estimated fair market value     3,630
                                                                         ------
                                                                         $9,720
                                                                         ======

     (b) Reflects the netting of the existing current deferred tax assets against the deferred tax liabilities generated in the Acquisition.

     (c) Reflects the current tax benefits related to the prepayment premium on the extinguished debt of Rival, as well as the current tax benefits related to the deferred financing fees written-off.

     (d) Reflects the write-off of deferred financing fees relating to the debt that has been extinguished in the Transactions.

     (e) Reflects the excess purchase price over the fair value of net assets acquired based on a preliminary purchase price allocation.

     (f) Reflects the reduction in current and long-term debt repaid in connection with the Transactions.

     (g) Reflects the payment of $2,280 in accrued interest paid in connection with the Transactions.

     (h) Reflects a $4,900 estimate of accrued restructuring charges to be incurred in connection with the Acquisition. Management is in the process of assessing and formulating its integration plans.

     (i) Reflects adjustments to deferred income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as a result of adjustments made to historical assets and liabilities in connection with the purchase price --netted by the current deferred tax assets in note (b) above.

     (j) Reflects the elimination of an unrealized gain on a swap transaction previously entered into by Rival.

(5) Reflects the elimination of Rival's historical common stock, additional paid in capital and retained earnings accounts in connection with the Acquisition.

                             HOLMES PRODUCTS CORP.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (in thousands)




                                                          Rival                            Adjustments
                                   Holmes              Twelve Months       ------------------------------------------
                                 Year Ended                Ended               1997         Financing     Acquisition       Pro
                            December 31, 1997(1)   December 31, 1997(1)    Transactions    Adjustments    Adjustments      Forma
                           ---------------------- ----------------------   ------------    -----------    -----------    ---------
Net sales ................        $192,153               $379,798            $    --         $     --        $  --       $571,951
Cost of goods sold .......         136,740                285,667             (1,834)(2)           --           --        420,573
                                  --------               --------            -------         --------        -----       --------
 Gross profit ............          55,413                 94,131              1,834               --           --        151,378
Restructuring ............              --                  3,000                 --               --           --          3,000
Selling, general and
 administrative
 expenses ................          41,993                 67,578             (6,901)(3)           --          154 (10)   103,224
                                                                                 400 (4)
                                  --------               --------            -------         --------        -----       --------
 Operating profit ........          13,420                 23,553              8,335               --         (154)        45,154
Other (income) expense:
 Interest expense, net               7,096                 10,310              7,248 (5)       11,611(8)        --         36,265
 Other (income)
   expense, net ..........              56                    (65)                --               --           --             (9)
                                  --------               --------            -------         --------        -----       --------
 Income (loss) before
   taxes and
   minority interest .....           6,268                 13,308              1,087          (11,611)        (154)         8,898
Income tax expense
 (benefit) ...............           2,196                  5,330             (1,012)(6)       (4,644)(9)       --          1,870
                                  --------               --------            -------         --------        -----       --------
 Income (loss) before
   minority interest .....           4,072                  7,978              2,099           (6,967)        (154)         7,028
Minority interest ........             225                     --               (225)(7)          --           --              --
                                  --------               --------            -------         --------        -----       --------
 Net income (loss) .......        $  3,847               $  7,978            $ 2,324         $ (6,967)       $(154)      $  7,028
                                  ========               ========            =======         ========        =====       ========

                             HOLMES PRODUCTS CORP.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (in thousands)



                                            Holmes                  Rival                     Adjustments
                                         Nine Months             Nine Months         ---------------------------
                                            Ended                   Ended              Financing     Acquisition       Pro
                                    September 30, 1998(1)   September 30, 1998(1)     Adjustments    Adjustments      Forma
                                   ----------------------- -----------------------   ------------    -----------   -----------
Net sales ........................        $157,602                $232,422              $    --         $   --       $390,024
Cost of sales, plant
 restructuring ...................              --                   2,833                   --             --          2,833
Cost of goods sold ...............         110,523                 175,821                   --             --        286,344
                                          --------                --------              -------         ------       --------
 Gross profit ....................          47,079                  53,768                   --             --        100,847
Restructuring ....................              --                   4,887                   --             --          4,887
Selling, general and
 administrative ..................          31,252                  45,519                   --            115 (10)    76,886
                                          --------                --------              -------         ------       --------
 Operating profit ................          15,827                   3,362                   --           (115)        19,074
Other (income) expense:
 Interest expense, net ...........          10,369                   7,124                9,562 (8)         --         27,055
 Other (income) expense, net .....            (268)                  4,312                   --             --          4,044
                                          --------                --------              -------         ------       --------
 Income (loss) before taxes ......           5,726                  (8,074)              (9,562)          (115)       (12,025)
Income tax expense (benefit) .....             873                  (2,284)              (3,825)(9)         --         (5,236)
                                          --------                --------              -------         ------       --------
 Net income (loss) ...............        $  4,853                $ (5,790)             $(5,737)        $ (115)      $ (6,789)
                                          ========                ========              =======         ======       ========

                             HOLMES PRODUCTS CORP.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1998
                                 (in thousands)



                                  Holmes                  Rival                           Adjustments
                              Twelve Months           Twelve Months        --------------------------------------------
                                  Ended                   Ended                 1997          Financing     Acquisition     Pro
                          September 30, 1998(1)   September 30, 1998(1)     Transactions     Adjustments    Adjustments    Forma
                         ----------------------- -----------------------   -------------    -------------   -----------   --------
Net sales ..............        $212,988                 $360,274          $    --          $     --         $   --       $573,262
Cost of sales, plant
 restructuring .........              --                    2,833               --                --             --          2,833
Cost of goods sold .....         144,821                  269,501             (165)(2)            --             --        414,157
                                --------                 --------          -------          --------         ------       --------
 Gross profit ..........          68,167                   87,940              165                --             --        156,272
Plant restructuring
 expenses ..............              --                    4,887               --                --             --          4,887
Selling, general and
 administrative ........          48,176                   64,905           (6,838)(3)            --            154 (10)   106,497
                                                                               100 (4)
                                --------                 --------          -------          --------         ------       --------
 Operating profit ......          19,991                   18,148            6,903                --           (154)        44,888
Other (income) expense:
 Interest expense,
   net .................          12,741                    9,996            1,085 (5)        12,862 (8)         --         36,684
 Other (income)
   expense, net ........            (254)                   4,217               --                --             --          3,963
                                --------                 --------          -------          --------         ------       --------
 Income (loss)
   before taxes ........           7,504                    3,935            5,818           (12,862)          (154)         4,241
Income tax expense
 (benefit) .............           2,777                    2,288              880 (6)        (5,145)(9)        --             800
                                --------                 --------          -------          --------         ------       --------
 Income (loss)
   before minority
   interest ............           4,727                    1,647            4,938            (7,717)          (154)         3,441
Minority interest ......               5                       --               (5)(7)          --             --             --
                                --------                 --------          -------          --------         ------       --------
 Net income (loss)              $  4,722                 $  1,647          $ 4,943          $ (7,717)        $ (154)      $  3,441
                                ========                 ========          =======          ========         ======       ========

              NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                                (in thousands)


Basis of Presentation

(1) The pro forma statements of operations assume the Transactions and the 1997 Transactions took place as of January 1, 1997 and combine Holmes' statements of operations for the year ended December 31, 1997, the unaudited nine months ended September 30, 1998 and the unaudited twelve months ended September 30, 1998 and Rival's unaudited statements of operations for the year ended December 31, 1997, the unaudited nine months ended September 30, 1998 and the unaudited twelve months ended September 30, 1998, respectively.

     Rival operates on a June 30 fiscal year end. Accordingly, Rival's twelve month period ended December 31, 1997 has been derived by combining the unaudited results for the quarters ended March 31, June 30, September 30, and December 31, 1997. Rival's nine month period ended September 30,1998 has been derived by combining the unaudited results for the quarters ended March 31, June 30, and September 30, 1998. Rival's twelve month period ended September 30, 1998 has been derived by combining the unaudited results for the quarters ended December 31, 1997, March 31, June 30, and September 30, 1998.

     The pro forma provision for income taxes may not represent the amounts that would have resulted had Holmes and Rival filed consolidated income tax returns during the period presented.


Pro Forma Adjustments

(2) Reflects the elimination of historical commissions paid to a related entity for financing.

(3) Certain executives of Holmes signed employment agreements at the closing of the 1997 Transactions which specify such executives' compensation through the term of the agreements, which run initially for three years. This adjustment reflects the difference between the historical compensation expense recorded for these executives and the contractual amounts reflected in the employment agreements, computed as the specified base compensation plus the maximum amount of annual performance bonus specified in the agreements. Included in historical compensation expense is approximately $6,901 for the year ended December 31, 1997 and $6,838 for the period October 1, 1997 to November 26, 1997 of incremental compensation paid under the terms of previous agreements as a result of the 1997 Transactions.

(4) Reflects fees which were paid by Holmes to Berkshire Partners under a management agreement signed in connection with the 1997 Transactions.

(5) Reflects adjustments to interest expense on debt incurred in connection with the 1997 Transactions in excess of historical interest expense assuming consummation of the 1997 Transactions on January 1, 1997, computed as follows (all amounts relate to the period from January 1, 1997 through the actual consummation of the 1997 Transactions on November 26, 1997):

                                                                                             October 1,
                                                                             Year Ended       1997 to
                                                                            December 31,    November 26,
                                                                                1997            1997
                                                                           --------------  -------------
   Interest expense on the Existing Notes ..............................      $ 9,361        $ 1,584
   Interest expense on the Existing Credit Facility at a LIBOR-based rate, assumed to be 7.71% and 7.85% for each of the pro forma periods respectively, based on estimated average outstanding balances of $33,819 and $31,333 for each of the pro forma
     periods, respectively .............................................        2,390            383
   Commitment fee of 0.5% on unused availability under the Existing
     Credit Facility ...................................................          303             51
   Amortization of debt issuance costs .................................        1,079            196
   Elimination of historical interest expense associated with the
     previous credit facility and affiliate borrowings which were repaid       (5,885)        (1,129)
                                                                              -------        -------
                                                                              $ 7,248        $ 1,085
                                                                              =======        =======

(6) Reflects an adjustment for the income tax effects of the items described in Notes (2)-(5) computed at an assumed tax rate of 40%. Additionally this adjustment includes the elimination of $1,447 of income tax expense associated with the limitation on deductibility of interest expense paid on the previous credit facility and affiliated borrowings, which limitation primarily resulted from the incremental bonuses described above.

(7) In May and June 1997, Holmes repurchased the shares held by the 30% minority stockholders in one of Holmes' subsidiaries for a total of $900. The adjustment reflects the elimination of minority interest in net income of majority-owned subsidiaries.

(8) Reflects adjustments to interest expense on debt incurred in connection with the Transactions in excess of historical interest expense assuming consummation of the Transactions on January 1, 1997, computed as follows:

                                                                            Nine Months            Twelve
                                                           Year Ended          Ended               Months
                                                          December 31,     September 30,           Ended
                                                              1997              1998         September 30, 1998
                                                         --------------   ---------------   -------------------
Interest expense on the Notes, including discount
  amortization .......................................       $ 3,192          $ 2,393             $ 3,192
   Interest expense on $50,000 Term Loan A at a
     LIBOR based rate + 3.0% .........................         4,049            3,037               4,049
   Interest expense on $75,000 Term Loan B at a
     LIBOR based rate + 3.5% .........................         6,449            4,836               6,449
   Interest expense on remaining Credit Facility
     borrowings at a LIBOR based rate + 3.0% .........         9,518            6,896               9,896
   Commitment fee of 0.5% on unused availability
     under the Credit Facility .......................           412              324                 389
   Amortization of deferred financing costs ..........         1,500            1,125               1,500
                                                               -----          -------             -------
   Net increase in interest expense ..................        25,120           18,611              25,475
   Elimination of historical interest expense
     (Holmes) ........................................        (2,515)          (1,624)             (2,198)
   Elimination of historical interest expense (Rival)        (10,634)          (7,155)            (10,055)
   Amortization of historical deferred financing
     costs (Holmes) ..................................          (276)            (207)               (276)
   Amortization of historical deferred financing
     costs (Rival) ...................................           (84)             (63)                (84)
                                                             -------          -------             --------

   Net increase in interest expense ..................       $11,611          $ 9,562             $12,862
                                                             =======          =======             ========

     A 0.125% increase in the interest rate under the Credit Facility would increase interest expense by $303, $223, and $309, for the year ended December 31, 1997, the nine months ended September 30, 1998 and the twelve months ended September 30, 1998, respectively.

(9) Reflects the income tax benefits generated on the pro forma interest expense and the write-off of the existing Rival deferred financing costs as a result of the Transactions. Weighted average statutory (federal, state, and foreign) tax rates of approximately 40% were assumed in the pro forma adjustments for the year ended December 31, 1997, the twelve months ended September 30, 1998, and the nine months ended September 30, 1998.

(10) Reflects incremental expense required to properly reflect amortization of goodwill generated in the Acquisition based on an estimated useful life of 35 years.


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